UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 6, 2024
WK Kellogg Co
(Exact name of registrant as specified in its charter)

Delaware	1-41755	92-1243173
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One Kellogg Square, P.O. Box 3599
Battle Creek, Michigan 49016-3599
(Address of principal executive offices, including zip code)
(269) 401-3000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.0001 par value per share	KLG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act. ☐

Item 2.02. Results of Operations and Financial Condition.
On August 6, 2024, WK Kellogg Co (the “Company”) issued a press release announcing its financial results for the quarter ended June 29, 2024, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information furnished pursuant to this Item 2.02, including Exhibit 99.1 to this Current Report on Form 8-K, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 2.05. Costs Associated with Exit or Disposal Activities.
On July 31, 2024, the Board of Directors of the Company approved a reorganization plan in connection with the Company’s strategic priority to modernize its supply chain. Under this reorganization plan, the Company will consolidate its manufacturing network by closing its Omaha, Nebraska plant, with a phased reduction in production beginning in late 2025 and full closure targeted by the end of 2026, and scaling back production (which includes a reduction in the number of manufacturing platforms) at its Memphis, Tennessee facility, commencing in late 2025. The reorganization plan was communicated to impacted employees on August 6, 2024 and remains subject to the satisfaction of certain collective bargaining obligations. The actions under the reorganization plan are expected to be substantially completed by the end of fiscal year 2026.

These actions are expected to result in cumulative restructuring pretax charges of between $230 and $270 million, including between $30 and $40 million in cash costs for severance and other termination benefits and between $30 and $40 million in other cash restructuring costs related to equipment dismantlement and other transition costs. The Company estimates between $170 - $190 million in non-cash charges related primarily to accelerated depreciation and asset write-offs. These charges are expected to be incurred through 2027. These figures do not include capital expenditures related to the reorganization.
The amounts expected to be incurred as a result of these actions, including the timing thereof, are estimates only and subject to a number of assumptions. Actual results may differ materially from the Company’s current expectations. The Company may also incur additional charges or other cash expenditures not currently contemplated due to unanticipated events that may occur as a result of, or associated with, these actions.
Forward Looking Statements
This Current Report on Form 8-K contains “forward-looking statements” with expectations concerning, among other things, the expected timing, benefits and costs associated with the Company’s plan of reorganization described in this report. Forward-looking statements include predictions of future results or activities and may contain the words “expect,” “believe,” “will,” “can,” “anticipate,” “project,” “should,” or words or phrases of similar meaning. The Company’s actual results or activities may differ materially from these predictions. The Company’s future results could be affected by a variety of factors and other risks and uncertainties described in its reports and other documents filed with the U.S. Securities and Exchange Commission. Forward-looking statements speak only as of the date of this report, and the Company undertakes no obligation to publicly update them except as required by law.

Item 2.06 Material Impairments.
The information set forth under Item 2.05 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
Exhibit 99.1	Press Release dated August 6, 2024.
Exhibit 104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WK KELLOGG CO

Date: August 6, 2024	/s/ David McKinstray
Name: David McKinstray
Title: Chief Financial Officer